UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2009

CBEYOND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51588	59-3636526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 424-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 16, 2009, the Superior Court of Fulton County, Georgia (the “Court”) issued an order (the “Preliminary Order”) granting preliminary approval of the settlement of the consolidated stockholder derivative litigation captioned In re Cbeyond, Inc. Derivative Litigation, Civil Action No. 2008CV157216 (the “Litigation”). The information in this current report on Form 8-K is provided in accordance with the Preliminary Order, which requires that Cbeyond, Inc. (the “Company”) publish a Notice of Settlement (the “Notice”) and the accompanying Stipulation of Settlement (the “Stipulation”) entered into among the parties. The Notice is attached hereto as Exhibit 99.1 and the Stipulation with its exhibits is attached hereto as Exhibit 99.2, and are incorporated by reference herein.

Pursuant to the Stipulation, the Company, the plaintiffs, and certain of the Company’s former and current officers and directors have entered into a settlement of the Litigation. The settlement is subject to final approval by the Court, which has scheduled a hearing on December 3, 2009.

Under the terms and conditions of the Stipulation, the Company will make certain corporate governance changes and the Company’s primary director and officer liability insurance carrier will pay an agreed amount of $200,000 to plaintiffs’ counsel for attorneys’ fees and expenses, all subject to final Court approval. If the Stipulation is approved, the settling defendants will be dismissed with prejudice from the Litigation. The foregoing summary of the Stipulation is qualified in its entirety by the full text of the Stipulation and its accompanying exhibits, all of which are attached hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description

99.1	Notice of Settlement dated October 23, 2009.

99.2	Stipulation of Settlement (In re Cbeyond, Inc. Derivative Litigation, Civil Action No. 2008CV157216).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009	CBEYOND, INC.

	By:	/s/ JAMES F. GEIGER
James F. Geiger
Chairman, President and Chief Executive Officer